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                        ALLIED WASTE NORTH AMERICA, INC.

                                    As Issuer

                                       and

                       ALLIED WASTE FINANCE (CANADA) LTD.

                                  As Guarantor

                                       and

                        THE NEW SUBSIDIARIES NAMED HEREIN

                            As Subsidiary Guarantors

                                       to

                         FIRST BANK NATIONAL ASSOCIATION

                                   As Trustee

                               -------------------

                          First Supplemental Indenture

                          Dated as of December 30, 1996

                                       to

                                    Indenture

                          Dated as of December 1, 1996

                               -------------------

================================================================================

      FIRST SUPPLEMENTAL INDENTURE dated as of December 30, 1996 (the "First Supplemental Indenture") among ALLIED WASTE NORTH AMERICA, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 7201 E. Camelback Road, Suite 375, Scottsdale, Arizona 85251, as Issuer, ALLIED WASTE FINANCE (CANADA) LTD., a corporation duly organized and existing under the laws of Canada ("Allied Finance"), having its principal office at 1 First Canadian Place, 44th floor, Toronto, Ontario M5X lBl Canada, as Guarantor, each of the NEW SUBSIDIARIES named in Schedule I hereto (the "New Subsidiaries"), as Subsidiary Guarantors, and FIRST BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").


                                    RECITALS

      Each of the Company, the Guarantors named in the Indenture hereinafter referred to and Allied Finance, as Future Guarantor, has heretofore executed and delivered to the Trustee a certain Indenture dated as of December 1, 1996 (herein called the "Indenture"). All capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      Section 1305(a) of the Indenture provides that Allied Finance shall, and the Company shall cause Allied Finance to, upon the closing of the Acquisition, unconditionally guarantee (the "Allied Finance Guarantee") the due and punctual payment of Allied Parent's obligations under the Parent Guarantee, in accordance with the terms of this First Supplemental Indenture, the Indenture and the Securities.

      Section 1305(b) provides that the Company shall cause each Person that becomes a Restricted Subsidiary after the date of the Indenture (other than Med Track), upon becoming a Restricted Subsidiary, to become a Subsidiary Guarantor with respect to the Securities in accordance with the terms of the Indenture and the Securities.

      Section 901(6) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to add new Subsidiary Guarantors pursuant to Section 1305 thereof.

      Allied Finance and the New Subsidiaries have delivered to the Trustee Opinions of Counsel pursuant to Sections 1305(a) and 1305(b) of the Indenture, as applicable, stating that this First Supplemental Indenture has been duly authorized and executed by Allied Finance and each New Subsidiary, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of Allied Finance and each New Subsidiary, as the case may be (subject to customary exceptions concerning creditors' rights and equitable principles that are acceptable to the Trustee).


                                        1
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      Allied Finance and the New Subsidiaries have delivered to the Trustee
Opinions of Counsel pursuant to Section 903 of the Indenture stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture.

      All things necessary to authorize the Senior Subordinated Guarantees by Allied Finance and each New Subsidiary in accordance with the terms of the Indenture, and to make such Senior Subordinated Guarantees and this First Supplemental Indenture, when executed (in the case of this First Supplemental Indenture only) by the parties hereto, the valid and binding agreements and obligations of such parties and, with respect to this First Supplemental Indenture only, supplement to the Indenture have been done and performed.

      NOW, THEREFORE, for and in consideration of the premises and the covenants contained in this First Supplemental Indenture, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

      SECTION 1. Allied Finance hereby expressly agrees to unconditionally guarantee to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of Allied Parent's obligations under the Parent Guarantee when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of the Indenture. In case of Allied Parent's failure punctually to make any such payment, Allied Finance hereby expressly agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by Allied Parent. Allied Finance further expressly agrees to become upon its execution hereof and simultaneously with the closing of the Acquisition a Guarantor and be subject to each of the provisions in the Indenture and the Securities with respect to the Allied Finance Guarantee and to the provisions of the Indenture and the Securities applicable to Guarantors generally (except to the extent any of the same would constitute (i) Allied Finance a Guarantor of the Company or
(ii) as having any reimbursement obligation as described under the eighth paragraph of Section 1301 of the Indenture).

      SECTION 2. Each New Subsidiary hereby expressly agrees to become upon its execution hereof and simultaneously with the closing of the Acquisition a Subsidiary Guarantor with respect to the Securities for all purposes under, and in accordance with, the terms of the Indenture and the Securities and to be subject to each of the provisions of the Indenture and the Securities applicable to Subsidiary Guarantors specifically and Guarantors generally (except that (i) the obligations of Bestan Inc. shall not exceed such amount as would render its obligations null as prohibited financial assistance contrary to Section 123.66A of the Companies Act (Quebec) and (ii) no New Subsidiary that subsists under the laws of Canada or of the Province of Ontario shall have any reimbursement obligation as described under the eighth paragraph of Section 1301 of the Indenture).

      SECTION 3. All covenants and agreements in this First Supplemental Indenture and pursuant to the terms of the Securities and the Indenture by Allied Finance and each New Subsidiary shall bind their respective successors and assigns, whether so expressed or not.


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      SECTION 4. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided for or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company or any Guarantor which is delivered to the Company or any Guarantor in accordance with Section 105 of the Indenture shall be deemed thereby to have been delivered also to Allied Finance and each New Subsidiary.

      SECTION 5. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 6. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      SECTION 7. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

      SECTION 8. This First Supplemental Indenture may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 9. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                    ALLIED WASTE NORTH AMERICA, INC.


                                    By: /s/ Roger A. Ramsey
                                       ---------------------------------
                                       Name:  Roger A. Ramsey
                                       Title: Chief Executive Officer


                                    By: /s/ Henry L. Hirvela
                                       ---------------------------------
                                       Name:  Henry L. Hirvela
                                       Title: Vice President

Attest:

  /s/ Steven M. Helm
---------------------------------


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
                                    ALLIED WASTE FINANCE (CANADA) LTD.,
                                         as Guarantor


                                    By: /s/ Steven M. Helm
                                       ---------------------------------
                                       Name:  Steven M. Helm
                                       Title: Secretary and Treasurer

Attest:


  /s/ Henry L. Hirvela
---------------------------------


                                    EACH OF THE NEW SUBSIDIARIES LISTED
                                    ON SCHEDULE I HERETO, as
                                       Subsidiary Guarantor


                                    By: /s/ Henry L. Hirvela
                                       ---------------------------------
                                       Name:  Henry L. Hirvela
                                       Title: Vice President

Attest:


  /s/ Steven M. Helm
---------------------------------


                                    FIRST BANK NATIONAL ASSOCIATION, as
                                       Trustee


                                    By: /s/ Richard H. Prokosch
                                       ---------------------------------
                                       Name:  Richard H. Prokosch
                                       Title: Trust Officer

Attest:


  /s/ Christina Hatfield
---------------------------------


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                                   SCHEDULE I

                                NEW SUBSIDIARIES

Laidlaw Waste Systems, Inc. (Delaware)
Environmental Reclamation Company (Illinois)
Tricil (N.Y.), Inc. (New York)
Laidlaw Waste Systems Holdings, Inc. (Delaware)
Laidlaw Gas Recovery Corporation, Inc. (California)
Laidlaw Gas Recovery Corporation II, Inc. (California)
Laidlaw Gas Recovery Systems, Inc. (California)
CATPAC Two, Inc. (Delaware)
Laidlaw Waste Systems (Adrian) Inc. (Michigan)
Laidlaw Waste Systems (Bellefontaine) Inc. (Ohio)
Laidlaw Waste Systems (Bridgeton) Inc. (Missouri)
Laidlaw Waste Systems (Celina) Inc. (Ohio)
Laidlaw Waste Systems (Chiquita) Inc. (California)
Laidlaw Waste Systems (Colorado) Inc. (Colorado)
Laidlaw Waste Systems (Dallas) Inc. (Delaware)
Laidlaw Waste Systems (Fort Worth) Inc. (Delaware)
Laidlaw Waste Systems (Houston) Inc. (Delaware)
Laidlaw Waste Systems (Jefferson City) Inc. (Missouri)
Laidlaw Waste Systems (Kansas City) Inc. (Missouri)
Laidlaw Waste Systems (Madison) Inc. (Illinois)
Laidlaw Waste Systems (Michigan) Inc. (Delaware)
Laidlaw Waste Systems (Oklahoma City) Inc. (Oklahoma)
Laidlaw Waste Systems (Texas) Inc. (Texas)
Laidlaw Waste Systems (Valley View) Inc. (Kentucky)
Williams County Landfill, Inc. (Ohio)
City Garbage, Inc. (Texas)
Laidlaw Medical Services Inc. (Delaware)
Laidlaw Waste Systems (Belleville) Inc. (Missouri)
Dempsey Waste Systems, Inc. (Ohio)
Laidlaw Waste Systems (Canada) Ltd. (Canada)
Laidlaw Energy Technologies Ltd. (Canada)
Bestan Inc. (Quebec)
Laidlaw Waste Systems (Durham) Ltd. (Ontario)
Laidlaw Waste Systems (Warwick) Ltd. (Ontario)
635952 Ontario Inc. (Ontario)
Laidlaw Waste Systems (Ottawa) Ltd. (Ontario)
Laidlaw Waste Systems (Richmond) Ltd. (Canada)
Laidlaw Waste Systems (Storrington) Ltd. (Canada)
2686848 Canada Inc. (Canada)
Endwaste Inc. (Ontario)
Gestion de Rebuts Quebec Ltee (Canada)
Dechex Ltee (Canada)
Centre de Tri Transit (1) Inc. (Canada)
Location Sanico Ltee (Canada)
Laidlaw Medical Services Ltd. (Canada)
3240720 Canada Inc. (Canada)
Laidlaw Waste Systems Ltd. (Canada)

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

        On the 30th day of December, 1996 before me personally came Roger A. Ramsey, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Allied Waste North America Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to said instrument by authority of the Board of Directors of said corporation.

         NANCY RUBICCO
Notary Public, State of New York
          No. 4949288
Qualified in Westchester County                      /s/ Nancy Rubicco
Commission Expires April 3, 1997                -----------------------------




STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

        On the 30th day of December, 1996 before me personally came Steven M. Helm, to me known, who, being by me duly sworn, did depose and say that he is the Secretary and Treasurer of Allied Waste Finance (Canada) Ltd., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to said instrument by authority of the Board of Directors of said corporation.

         NANCY RUBICCO
Notary Public, State of New York
          No. 4949288
Qualified in Westchester County                      /s/ Nancy Rubicco
Commission Expires April 3, 1997                -----------------------------





STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

        On the 30th day of December, 1996 before me personally came Henry L. Hirvela, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Allied Waste North America, Inc. and each of the New Subsidiaries described in and which executed the foregoing instrument, and that he signed his name to said instrument by authority of the Board of Directors of such corporation.

         NANCY RUBICCO
Notary Public, State of New York
          No. 4949288
Qualified in Westchester County                      /s/ Nancy Rubicco
Commission Expires April 3, 1997                -----------------------------




STATE OF MINNESOTA      )
                        )  ss.:
COUNTY OF RAMSEY        )

        On the 30th day of December, 1996 before me personally came RICHARD H. PROKOSCH, to me known, who, being by me duly sworn, did depose and say that he is A TRUST OFFICER of First Bank National Association, the Trustee described in and which executed the foregoing instrument, that he signed his name to said instrument by authority of the Board of Directors of said association.

[STATE]       ARLENE W. KOSEK
 SEAL]   Notary Public - MINNESOTA
              HENNEPIN COUNTY                        /s/ Arlene W. Kosek
My Commission Expires Jan. 31, 2000                -----------------------------